                                                                    EXHIBIT 10.5

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), dated March 26, 2003 and as of January 1, 2003, by and between Michael Bianco ("Executive") and JAKKS Pacific, Inc., a Delaware corporation ("JAKKS" or the "Company").

                              W I T N E S S E T H :
                               -------------------

        WHEREAS, since October 1, 1999, Executive has served as Senior Vice President - Sales and Development of the Company's Flying Colors division pursuant to an Amended and Restated Employment Agreement (the "Original Employment Agreement"); and

        WHEREAS, the Company and Executive desire to further amend and restate the terms of the Original Employment Agreement to provide for Executive's continued employment by the Company on the terms and subject to the conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. OFFICES AND DUTIES. The Company hereby employs Executive during the Term (as hereinafter defined) to serve as an Executive Vice President and Chief Merchandising Officer of the Company and, as such, to perform such executive and supervisory duties on behalf of the Company as the Company's Board of Directors, chief executive officer or chief operating officer may from time to time reasonably direct. The Company's Board of Directors may elect or designate Executive to serve in such other corporate offices of the Company or a subsidiary thereof as they may from time to time deem necessary, proper or advisable. Executive hereby accepts such employment and agrees that throughout the Term he shall faithfully, diligently and to the best of his ability, in furtherance of the business of the Company, perform the duties assigned to him or incidental to the offices assumed by him pursuant to this Section. Executive shall devote substantially all of his business time and attention to the business and affairs of the Company, but Executive shall not be required to devote any minimum amount of time or report or perform his duties hereunder on a fixed or periodic basis, and, subject to Sections 9, 10 and 11, Executive may engage or participate in such other activities incidental to any other employment, occupation or business venture or enterprise as do not materially interfere with or compromise his ability to perform his duties hereunder. Executive shall at all times be subject to the direction and control of the Company's Board of Directors, chief executive officer and chief operating officer and observe and comply with such rules, regulations, policies and practices as they may, from time to time, establish.

        2. TERM. The employment of Executive hereunder shall commence as of the date hereof and continue for a term ending on December 31, 2007, subject to earlier termination upon the terms and conditions provided elsewhere herein (the "Term"). As used herein, "Termination Date" means the last day of the Term.

        3. COMPENSATION.

               (a)(i) Base Salary. As compensation for his services hereunder, the Company shall pay to Executive a base salary in 2003 at the rate of $700,000 per annum, and, in each subsequent year during the Term, at a rate to be determined by the Compensation Committee of the Company's Board of Directors, but that is at least $25,000 more than (the "Annual Adjustment") the rate in effect for the immediately preceding year (the "Base Salary"). Notwithstanding the foregoing, if the Company's Adjusted EPS (as hereinafter defined) for the immediately preceding fiscal year (the "Operative Year") increased by at least six (6%) percent from the fiscal year immediately preceding the Operative Year, the Annual Adjustment shall be increased to $35,000. The Base Salary shall be paid to Executive in substantially equal installments no less often than twice monthly, subject to any required tax withholding.

               (a)(ii) Restricted Stock Awards. Subject to the terms of (including, without limitation, the availability of shares reserved for issuance thereunder) the Company's 2002 Stock Award and Incentive Plan (as in effect on the date hereof and as subsequently may be amended, from time to time, the "Plan") and the applicable restricted stock agreement, which shall be substantially in the form annexed hereto as Exhibit A, and as additional consideration for Executive agreeing to amend and restate the terms of his Original Employment Agreement by, among other things, modifying and replacing the 4% Bonus (as defined in the Original Employment Agreement) in the manner provided in Section 3(b) herein, (A) upon the execution of this Agreement, the Company shall grant to Executive 96,000 shares of restricted common stock, par value $.001 per share (the "Restricted Stock"), of the Company and (B) on each of the next four (4) anniversaries of the date hereof, the Company shall grant to Executive 96,000 shares of Restricted Stock. Each award of Restricted Stock shall vest (and associated restrictions shall lapse) in accordance with Exhibit B hereto and the terms of the applicable restricted stock agreement.

               (b) Bonus Opportunity. In addition to the compensation set forth in Section 3(a), Executive shall be eligible to receive during each year of the Term the following performance-based award determined as follows:

               (b)(i) Cash Bonus. During each calendar year of the Term (or applicable portion thereof), Executive shall be eligible to receive, subject to the terms of the Plan, a cash performance bonus (the "Performance Bonus") of up to 200% of Executive's then current Base Salary based on the year-over-year growth of the Company's Adjusted EPS (as defined below). If awarded with respect to any such calendar years, the Company shall pay the Performance Bonus to Executive, subject to any required tax withholding, no later than ninety (90) days after the later of (i) the end of such calendar year or (ii) completion of an audit by the Company's then regularly-engaged independent certified public accountants (the "Auditors"). The Base Salary used to determine the amount of the Performance Bonus shall be the Base Salary in effect during the calendar year for which the Performance Bonus is being determined.

               (b)(ii) For purposes of calendar year 2003, such Performance Bonus shall be an amount equal to: (i) the percentage set forth on the following table which corresponds to the increase in the Company's Adjusted EPS, in respect of calendar year 2003 over the Adjusted EPS during calendar year 2002; MULTIPLIED BY (ii) the Executive's Base Salary for calendar year 2003.

         ADJUSTED EPS GROWTH                         % OF SALARY
         -------------------                         -----------
            [LESS THAN] 1%                                0%
              1--1.999%                                  50%
              2--4.999%                                 100%
              5--9.999%                                 125%
             10--19.999%                                150%
             20--24.999%                                175%
   [GREATER THAN OR EQUAL TO] 25%                       200%

               Thereafter, for subsequent years of the Term, the Compensation Committee of the Board of Directors shall establish the Company's targeted levels of Adjusted EPS growth and corresponding percentage of salary figures during the Company's first fiscal quarter. The Compensation Committee may, but shall have no obligation to, continue using the specific targeted levels of Adjusted EPS growth and corresponding percentage of salary figures set forth above in determining the criteria for Executive's Performance Bonus for such subsequent years; provided, that, the Compensation Committee shall make such determination in a reasonable manner, taking into account the levels of Adjusted EPS growth and corresponding percentage of salary figures set forth above.

               (b)(iii) In the event that the Term ends at any time other than on December 31 of any year, Executive's Performance Bonus in respect of such calendar year shall be prorated. In the case of calendar year 2003, such Performance Bonus shall be an amount equal to: (i) the percentage set forth on the above table that corresponds to the increase in the Company's year-to-date Adjusted EPS (as determined by the then most recently publicly announced earnings per share of the Company) over the Adjusted EPS of the Company during the comparable period in calendar year 2002; MULTIPLIED BY (ii) Executive's Base Salary for calendar year 2003; MULTIPLIED BY (iii) a fraction, the numerator of which shall be the number of full calendar months included in the Term for calendar year 2003 and the denominator of which shall be twelve (12).

               (b)(iv) For all purposes hereof, the term "Adjusted EPS" shall mean the net income per share of the Company's common stock, par value $.001 per share (the "Common Stock"), calculated on a fully-diluted basis as determined by the Company's then current Auditors in accordance with U.S. generally accepted accounting principles, applied on a basis consistent with past periods, as adjusted in the sole discretion of the Compensation Committee to take account of extraordinary or special items or as otherwise may be permitted by the Plan, and such determination by the Auditors, absent manifest error, as adjusted by the Compensation Committee, shall be conclusive and binding upon the Company and Executive.

        (c) Additional Compensation. The Compensation Committee of the Board of Directors may, from time to time, award such additional compensation to Executive, in cash or in property and irrespective of the Performance Bonus set forth in Section 3(b) hereof, as such Committee may determine in its sole discretion to be appropriate based on business criteria established or determined by the Committee, including economic and business conditions affecting the Company, and Executive's personal performance. Such additional compensation may be awarded in accordance with the Plan or as otherwise determined by the Committee.

        (d) Nothing contained herein and no action taken in respect of any Performance Bonus (or otherwise in respect of Sections 3(b) or 3(c) shall create or be construed to create a trust of any kind. All Performance Bonuses under Sections 3(b) or 3(c) shall be paid from general funds of the Company, and no special or separate fund shall be established, and no segregation of assets shall be made, to assure payment of any Performance Bonus hereunder.

        (e) At his request, the Company shall use its best efforts to procure major medical, hospitalization, dental and disability insurance for the benefit of Executive and life insurance in the amount of $500,000 in favor of such beneficiary or beneficiaries as Executive may from time to time designate, and the Company shall pay all premiums and any other costs or expenses incurred to maintain such policies in effect during the Term.

        (f) In addition to his Base Salary and other compensation provided herein, Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any stock, stock option or other equity participation plan and any profit- sharing, pension, retirement, insurance, medical service or other employee benefit plan generally available to the executive officers of the Company, and to receive any other benefits or perquisites generally available to the executive officers of the Company pursuant to any employment policy or practice, which may be in effect from time to time during the Term. Except as otherwise expressly provided herein, the Company shall be under no obligation hereunder to institute or to continue any such employee benefit plan or employment policy or practice.

        (g) During the Term, Executive shall not be entitled to additional compensation for serving as a director or corporate officer (other than Executive Vice President) of the Company (or any subsidiary thereof) to which he is elected or appointed.

        4. EXPENSE ALLOWANCE. The Company shall pay directly, or advance funds to Executive or reimburse Executive for, all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company, upon the submission to the Company of itemized expense reports, receipts or vouchers in accordance with its then customary policies and practices.

        5. LOCATION. Except for routine travel and temporary accommodation reasonably required to perform his services hereunder, Executive shall not be required to perform his services hereunder at any location other than the Company's principal executive office, which office shall be located throughout the Term at its location on the date hereof, or, if relocated, at a location within a distance of 30 miles from its location on the date hereof, or at such other office or site to which Executive may, in his sole discretion, consent; nor shall he be required to relocate his principal residence to, or otherwise to reside at, any location specified by the Company.

        6. OFFICE. The Company shall provide Executive with suitable office space, furnishings and equipment, secretarial and clerical services and such other facilities and office support as are reasonably necessary for the performance of his services hereunder.

        7. VACATION. Executive shall be entitled to four weeks paid vacation during each year of his employment hereunder, such vacation to be taken at such time or times as shall be agreed upon by Executive and the Company. Vacation time shall be cumulative from year to year, except that Executive shall not be entitled to take more than six weeks vacation during any consecutive 12-month period during the Term.

        8. KEY-MAN INSURANCE. The Company shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Executive for the benefit of the Company in such amounts as the Company may determine in its sole discretion. In connection therewith, Executive shall, at such times and at such places as the Company may reasonably direct, submit himself to such physical examinations and execute and deliver such documents as the Company may deem necessary or appropriate.

        9. CONFIDENTIAL INFORMATION.

        (a) Executive shall, during the Term and for a period of five years thereafter, hold in a fiduciary capacity for the benefit of the Company all confidential or proprietary information relating to or concerned with the Company and its affiliates or their products, prospective products, operations, business and affairs ("Confidential Information"), and he shall not, at any time hereafter, use or disclose any Confidential Information to any Person other than to the Company or its designees or except as may otherwise be required in connection with the business and affairs of the Company, and in furtherance of the foregoing Executive agrees that:

               (i) Executive will receive, maintain and hold Confidential Information in strict confidence and will use the same level of care in safeguarding it that he uses with his own confidential material of a similar nature;

               (ii) Executive will take all such steps as may be reasonably necessary to prevent the disclosure of Confidential Information; and

               (iii) Executive will not utilize Confidential Information without first having obtained the Company's written consent to such utilization.

        (b) The commitments set forth in Section 9(a) shall not extend to any portion of Confidential Information that is generally available to the public or that, hereafter, through no act or omission on the part of the Executive, becomes information generally available to the public.

        (c) At any time upon written request by the Company (i) the Confidential Information, including any copies, shall be returned to the Company, and (ii) all documents, drawings, specifications, computer software, and any other material whatsoever in the possession of the Executive that relates to such Confidential Information, including all copies and/or any other form of reproduction and/or description thereof made by Executive shall, at the Company's option, be returned to the Company or destroyed.

        (d) In the event that Executive becomes legally compelled (by deposition, interrogatory, request of documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, Executive shall provide the Company with prompt prior written notice of such requirement so that it may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or the Company waives compliance with the provisions hereof, Executive agrees to furnish only such portion of the Confidential Information that is legally required to be furnished as determined by Executive's outside counsel in a written opinion letter.

        10. INTELLECTUAL PROPERTY. Subject to Sections 2870 and 2871 of the California Labor Code:

        (i) Any idea, invention, design, process, system, procedure, improvement, development or discovery conceived, developed, created or made by Executive, alone or with others, during the Term and applicable to the business of the Company, whether or not patentable or registrable, shall become the sole and exclusive property of the Company.

        (ii) Executive shall disclose the same promptly and completely to the Company and shall, during the Term or thereafter, (i) execute all documents requested by the Company for vesting in the Company the entire right, title and interest in and to the same,
(ii) execute all documents requested by the Company for filing and procuring such applications for patents, trademarks, service marks or copyrights as the Company, in its sole discretion, may desire to prosecute, and (iii) give the Company all assistance it may reasonably require, including the giving of testimony in any Proceeding (as hereinafter defined), in order to obtain, maintain and protect the Company's right therein and thereto.

        11.    NO COMPETITION.

        (a) During the Term, and unless his employment terminates pursuant to
Section 14 or by action of the Company other than pursuant to Section 13, for a further period of one year thereafter, Executive shall not, directly or indirectly:

               (i) own, control, manage, operate, participate or invest in, or otherwise be connected with, in any manner, any business activity, venture or enterprise which is engaged in any business in which the Company (or any subsidiary thereof) has been engaged in during the Term or the last five years of the Term, whichever is shorter, or is engaged on the Termination Date; provided, however, that Executive may invest his funds in securities of an issuer engaged in such business if the securities of such issuer are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Executive's holdings therein represent less than 1% of the total number of shares or principal amount of the securities of such issuer outstanding; or

               (ii) for himself or on behalf of any other Person, employ or engage any Person who at the time shall have been within the preceding 12-month period an employee of the Company (or any subsidiary thereof) or contact any supplier, customer or employee of the Company (or such subsidiary) for the purpose of soliciting or diverting any supplier, customer or employee from the Company (or such subsidiary).

        (b) Executive acknowledges that the provisions of this Section, and the period of time, geographic area and scope and type of restrictions on his activities set forth herein, are reasonable and necessary for the protection of the Company.

        12. TERMINATION UPON DEATH OR DISABILITY. Executive's employment hereunder shall terminate immediately upon his death. In the event that Executive is unable to perform his duties hereunder by reason of any disability or incapacity (due to any physical or mental injury, illness or defect) for an aggregate of 90 days in any consecutive 12-month period, the Company shall have the right to terminate Executive's employment hereunder within 60 days after the 90th day of his disability or incapacity by giving Executive notice to such effect at least 30 days prior to the date of termination set forth in such notice, and on such date such employment shall terminate.

        13. TERMINATION FOR CAUSE.

        (a) In addition to any other rights or remedies provided by law or in this Agreement, the Company may terminate Executive's employment under this Agreement if:

               (i) Executive is convicted of, or enters a plea of guilty or nolo contendere (which plea is not withdrawn prior to its approval by the court) to, a felony offense and either Executive fails to perfect an appeal of such conviction prior to the expiration of the maximum period of time within which, under applicable law or rules of court, such appeal may be perfected or, if Executive does perfect such an appeal, his conviction of a felony offense is sustained on appeal; or

               (ii) the Company's Board of Directors determines, after due inquiry, that Executive has:

                      (A) committed fraud against, or embezzled or
               misappropriated funds or other assets of, the Company (or any subsidiary thereof);

                      (B) violated, or caused the Company (or any subsidiary
               thereof) or any officer, employee or other agent thereof, or any other Person to violate, any material law, rule, regulation or ordinance, which violation has or would reasonably be expected to have a material adverse effect on the Company, or any material rule, regulation, policy or practice established by the Company's Board of Directors, chief executive officer or chief operating officer;

                      (C) willfully, or because of gross or persistent
               negligence, (a) failed properly to perform his duties hereunder or (b) acted in a manner detrimental to, or adverse to the interests of, the Company; or

                      (D) violated, or failed to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by Executive hereunder.

        (b) The Company may effect such termination for cause by giving Executive notice to such effect, setting forth in reasonable detail the factual basis for such termination, at least ten days prior to the date of termination set forth therein; provided however that Executive may avoid such termination if Executive, prior to the date of termination set forth in such notice, cures to the reasonable satisfaction of the Company's Board of Directors the factual basis for termination set forth therein or otherwise provides the Board of Directors with information reasonably sufficient for the Board to determine that the termination should not be effected.

        (c) In making any determination pursuant to Section 13(a) as to the occurrence of any act or event described in clauses (A) to (D) of paragraph (ii) thereof (each, a "For Cause Event"), each of the following shall constitute convincing evidence of such occurrence:

               (i) if Executive is made a party to, or target of, any Proceeding arising under or relating to any For Cause Event, Executive's failure to defend against such Proceeding or to answer any complaint filed against him therein, or to deny any claim, charge, averment or allegation thereof asserting or based upon the occurrence of a For Cause Event;

               (ii) any judgment, award, order, decree or other adjudication or ruling in any such Proceeding finding or based upon the occurrence of a For Cause Event (that is not reversed or vacated on appeal); or

               (iii) any settlement or compromise of, or consent decree issued in, any such Proceeding in which Executive expressly admits the occurrence of a For Cause Event;

provided that none of the foregoing shall be dispositive or create an irrebuttable presumption of the occurrence of such For Cause Event; and provided further that the Company's Board of Directors may rely on any other factor or event as convincing evidence of the occurrence of a For Cause Event.

        14. TERMINATION BY EXECUTIVE FOR GOOD REASON OR UPON A CHANGE OF CONTROL. In addition to any other rights or remedies provided by law or in this Agreement, Executive may terminate his employment hereunder if:

        (a) (i) the Company violates, or fails to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by it hereunder or (ii) as a result of any action or failure to act by the Company, there is a material adverse change in the nature or scope of the duties, obligations, rights or powers of Executive's employment, by giving the Company notice to such effect, setting forth in reasonable detail the factual basis for such termination, at least ten days prior to the date of termination set forth therein; provided, however, that the Company may avoid such termination if it, prior to the date of termination set forth in such notice,
(i) cures or explains to the reasonable satisfaction of Executive the factual basis for termination set forth therein, or (ii) confirms in writing that Executive has no further obligation to perform any of the duties assigned to him by the Company or any other services for the Company, and continues to pay and/or provide Executive with the compensation and benefits set forth in Sections 3 and 4 hereof in accordance with the provisions of this Agreement.

        (b) a Change of Control (as hereinafter defined) occurs during the Term, by giving the Company notice to such effect at any time within the two-year period thereafter, setting forth the event or circumstance constituting such Change of Control, such termination to be effective upon the date of termination set forth therein (not more than 30 days after the date of such notice) or, if no such date is set forth therein, immediately upon delivery of such notice to the Company.

        The termination by Executive of his employment pursuant to this Section 14 shall not constitute or be deemed to constitute for any purpose a "voluntary resignation" of his employment.

        15. COMPENSATION UPON TERMINATION. Notwithstanding anything contained herein to the contrary;

        (a) Upon termination of Executive's employment hereunder, he shall be entitled to receive, in any case, any compensation or other amount due to him pursuant to Section 3 (except as otherwise provided in Section 15(b) below) or
Section 4 in respect of his employment prior to the Termination Date.

        (b) If Executive's employment hereunder terminates upon his death, disability or incapacity pursuant to Section 12 or he is discharged "for cause" pursuant to Section 13, from and after the Termination Date, the Company shall have no further obligation to Executive hereunder except for the payment to Executive of any amount required to be made by Section 15(a); provided, however, that payment of any Performance Bonus or other bonus under Sections 3(b) or 3(c) shall only be made to the extent it has been earned or awarded with respect to the last full fiscal year immediately preceding the Termination Date, and no Performance Bonus or other bonus shall be paid with respect to the fiscal year in which the Termination Date occurs.

        (c) If Executive terminates his employment hereunder for Good Reason pursuant to Section 14(a) or if the Company terminates his employment hereunder other than upon his death, disability or incapacity pursuant to Section 12 and other than "for cause" pursuant to Section 13, he shall be entitled to receive an amount equal to the product of (i) the sum of (A) his Base Salary in effect on the Termination Date and (B) his Performance Bonus for the most recently completed calendar year prior to the Termination Date, and (ii) a fraction, the numerator of which is the number of full months remaining in the balance of the Term after the Termination Date and the denominator of which is 60.

        (d) If his employment terminates pursuant to Section 14(b) and, if at the time Executive gives the Company the notice of termination referred to therein, the Company has not given to Executive a notice of termination upon his disability or incapacity pursuant to Section 12 or "for cause" pursuant to
Section 13, he shall be entitled to receive, upon the terms and subject to the conditions set forth in Section 16, the Parachute Amount (as hereinafter defined).

        (e) Any amount payable to Executive upon termination of his employment hereunder shall be paid promptly, and in any event within thirty (30) days, after the Termination Date.

        (f) Executive shall have no obligation hereunder to seek or to accept any other employment after the Termination Date or otherwise to mitigate the payments required to be made by this Section.

        16. CHANGE OF CONTROL.

        (a)    For the purposes of this Section 16:

               (i) The "Act" is the Securities Exchange Act of 1934, as amended.

               (ii) A "person" includes a "group" within the meaning of Section 13(d)(3) of the Act.

               (iii) "Control" is used herein as defined in Rule 12b-2 under the Act.

               (iv) "Beneficially owns" and "acquisition" are used herein as defined in Rules 13d-3 and 13d-5, respectively, under the Act.

               (v) "Non-Affiliated Person" means any person, other than Executive, an employee stock ownership trust of the Company (or any trustee thereof for the benefit of such trust), or any person controlled by Executive, the Company or such a trust.

               (vi) "Voting Securities" includes Common Stock and any other securities of the Company that ordinarily entitle the holders thereof to vote, together with the holders of Common Stock or as a separate class, with respect to matters submitted to a vote of the holders of Common Stock, but securities of the Company as to which the consent of the holders thereof is required by applicable law or the terms of such securities only with respect to certain specified transactions or other matters, or the holders of which are entitled to vote only upon the occurrence of certain specified events (such as default in the payment of a mandatory dividend on preferred stock or a scheduled installment of principal or interest of any debt security), shall not be Voting Securities.

               (vii) "Right" means any option, warrant or other right to acquire any Voting Security (other than such a right of conversion or exchange included in a Voting Security).

               (viii) The "Code" is the Internal Revenue Code of 1986, as amended.

               (ix) "Base amount," "present value" and "parachute payment" are used herein as defined in Section 280G of the Code.

        (b)    A "Change of Control" occurs when:

               (i)    a Non-Affiliated Person acquires control of the Company;

               (ii) upon an acquisition of Voting Securities or Rights by a Non- Affiliated Person or any change in the number or voting power of outstanding Voting Securities, such Non-Affiliated Person beneficially owns Voting Securities or Rights entitling such person to cast a number of votes (determined in accordance with Section 16(g)) equal to or greater than 25% of the sum of (A) the number of votes that may be cast by all other holders of outstanding Voting Securities and (B) the number of votes that may be cast by such Non-Affiliated Person (determined in accordance with Section 16(g)); or

               (iii) upon any change in the membership of the Company's Board of Directors, a majority of the directors are persons who are not nominated or appointed by the Company's Board of Directors as constituted prior to such change.

        (c) The "Parachute Amount" to which Executive shall be entitled pursuant to Section 15(d) shall equal 2.99 times Executive's base amount.

        (d) It is intended that the present value of any payments or benefits to Executive, whether hereunder or otherwise, that are includable in the computation of parachute payments shall not exceed 2.99 times the base amount. Accordingly, if Executive receives any payment or benefit from the Company prior to payment of the Parachute Amount which, when added to the Parachute Amount, would subject any of the payments or benefits to Executive to the excise tax imposed by Section 4999 of the Code, the Parachute Amount shall be reduced by the least amount necessary to avoid such tax. The Company shall have no obligation hereunder to make any payment or provide any benefit to Executive after the payment of the Parachute Amount which would subject any of such payments or benefits to the excise tax imposed by Section 4999 of the Code.

        (e) Any other provision hereof notwithstanding, Executive may, prior to his receipt of the Parachute Amount pursuant to Section 15(d), waive the payment thereof, or, after his receipt of the Parachute Amount thereunder, treat some or all of such amount as a loan from the Company which Executive shall repay to the Company within 180 days after the receipt thereof, together with interest thereon at the rate provided in Section 7872 of the Code, in either case, by giving the Company notice to such effect.

        (f) Any determination of the base amount, the Parachute Amount, any liability for excise tax under Section 4999 of the Code or other matter required to be made pursuant to this Section 16, shall be made by the Company's regularly-engaged independent certified public accountants, whose determination shall be conclusive and binding upon the Company and Executive; provided that such accountants shall give to Executive, on or before the date on which payment of the Parachute Amount or any later payment or benefit would be made, a notice setting forth in reasonable detail such determination and the basis therefor, and stating expressly that Executive is entitled to rely thereon.

        (g) The number of votes that may be cast by holders of Voting Securities or Rights upon the issuance or grant thereof shall be deemed to be the largest number of votes that may be cast by the holders of such securities or the holders of any other Voting Securities into which such Voting Securities or Rights are convertible or for which they are exchangeable or exercisable, determined as though such Voting Securities or Rights were immediately convertible, exchangeable or exercisable and without regard to any anti-dilution or other adjustments provided for therein.

        17. LIMITATION OF AUTHORITY. Except as expressly provided herein, no provision hereof shall be deemed to authorize or empower either party hereto to act on behalf of, obligate or bind the other party hereto.

        18. NOTICES. Any notice or demand required or permitted to be given or made hereunder to or upon either party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, telecopy, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage-paid first-class mail, to such party at the following address:

        to the Company at:     22619 Pacific Coast Highway
                               Suite 250
                               Malibu, California 90265
                               Attn: President
                               Fax: (310) 456-7099

        with a copy to:        Feder, Kaszovitz, Isaacson, Weber, Skala, Bass
                               & Rhine LLP
                               750 Lexington Avenue
                               New York, New York 10022
                               Attn:  Geoffrey A. Bass, Esq.
                               Fax: (212) 888-7776

        to Executive at:       1625 Crown Ridge Court
                               Westlake Village, California 91362
                               Fax: (805) 370-3785

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause (a) (i), the date of the receipt; in the case of clause (a) (ii), five business days after such notice or demand is sent; and, in the case of clause
(b), the business day next following the date such notice or demand is sent.

        19. AMENDMENT. No amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.

        20. WAIVER. No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

        21. GOVERNING LAW. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.

        22. JURISDICTION. Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York in connection with any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in the County of New York, State of New York, or such District, and agrees that service of any summons, complaint, notice or other process relating to such proceeding may be effected in the manner provided by clause (a) (ii) of Section 18.

        23. REMEDIES. In the event of any actual or prospective breach or default under this Agreement by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages; provided that, except as otherwise provided in Section 15 and except with respect to a breach by Executive of his obligations pursuant to Sections 9, 10 and 11, no party hereto shall be liable under this Agreement for lost profits or consequential damages.

        24. SEVERABILITY. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

        25. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

        26. ASSIGNMENT. This Agreement, and each right, interest and obligation hereunder, may not be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void and without effect, except that this Agreement shall be assigned to, and assumed by, any Person with or into which the Company merges or consolidates, or which acquires all or substantially all of its assets, or which otherwise succeeds to and continues the Company's business substantially as an entirety. Except as otherwise expressly provided herein or required by law, Executive shall not have any power of anticipation, assignment or alienation of any payments required to be made to him hereunder, and no other Person may acquire any right or interest in any thereof by reason of any purported sale, assignment or other disposition thereof, whether voluntary or involuntary, any claim in a bankruptcy or other insolvency Proceeding against Executive, or any other ruling, judgment, order, writ or decree.

        27. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

        28. TITLES AND CAPTIONS. The titles and captions of the Articles and Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

        29. GRAMMATICAL CONVENTIONS. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

        30. REFERENCES. The terms "herein," "hereto," "hereof," "hereby," and "hereunder," and other terms of similar import, refer to this Agreement as a whole, and not to any Article, Section or other part hereof.

        31. NO PRESUMPTIONS. Each party hereto acknowledges that it has had an opportunity to consult with counsel and has participated in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that the other party hereto drafted or controlled the drafting of this Agreement.

        32. CERTAIN DEFINITIONS. As used herein:

        (a) "Person" includes without limitation a natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, government or governmental authority, agency or instrumentality, or any group of the foregoing acting in concert.

        (b) A "Proceeding" is any suit, action, arbitration, audit, investigation or other proceeding before or by any court, magistrate, arbitration panel or other tribunal, or any governmental agency, authority or instrumentality of competent jurisdiction.

        33. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, commitment or arrangement relating hereto, including, without limitation, the Original Employment Agreement which shall terminate, notwithstanding any contrary provisions thereof, immediately upon the commencement of the Term.

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                                            THE COMPANY:


                                            JAKKS PACIFIC, INC.


                                            By: /s/ Stephen G. Berman
                                                --------------------------------
                                                Stephen G. Berman
                                                President

                                            EXECUTIVE:


                                            /s/ Michael Bianco
                                            ------------------------------------
                                            Michael Bianco




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